EXHIBIT 23
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           CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM


We have issued our report dated February 10, 2006 with respect to the financial statements and notes thereto of Questar Educational Systems, Inc. as of and for the years ended October 31, 2005 and 2004 included in this Form 8-K/A. We hereby consent to the incorporation by reference of said report in the Registration Statements of Touchstone Applied Science Associates, Inc. on Forms S-3 (No. 333-27659 and No. 333-75377) and Forms S-8 (No. 333-424, No. 333-110156 and No. 333-110157).


McGladrey & Pullen, LLP

Minneapolis, Minnesota
August 14, 2006